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                                                                   EXHIBIT 99(b)


                                CP&L ENERGY, INC.
                    (Formerly Carolina Power & Light Company)

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Card. The issues discussed relate to the proposed share exchange of CP&L Energy, Inc. with Florida Progress Corporation, and the issuance of shares of CP&L Energy, Inc. common stock in connection with the share exchange. Details regarding the proposed transaction are described in detail in the enclosed materials and require your immediate attention and approval.

The share issuance requires the approval of a majority of votes cast of CP&L Energy's voting stock; provided that the total votes cast represent a majority of all securities entitled to vote on the proposal. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Shareholders, August 16, 2000. Thank you in advance for your prompt consideration of these matters.

Sincerely,


CP&L Energy, Inc.


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PROXY

                                CP&L ENERGY, INC.
             411 Fayetteville Street, Raleigh, North Carolina 27601

                    Proxy for Special Meeting of Shareholders

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The signatory shareholder hereby appoints William Cavanaugh III and Robert B. McGehee, or either of them, with full power of substitution as attorneys and proxies to vote all of the shares of VOTING STOCK of CP&L Energy, Inc. held or owned by said shareholder at the Special Meeting of Shareholders on August 16, 2000, and at any adjournments or postponements thereof for the proposal set forth on the reverse side hereof and upon other matters properly brought before the meeting.

THE SHARES OF VOTING STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE PROPOSAL IDENTIFIED ON THE REVERSE SIDE HEREOF.


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NOTE: PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) HEREON. WHEN SIGNING AS ATTORNEY,
EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, OR AS CUSTODIAN FOR A MINOR,
PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE HAVE SIGNED IN FULL CORPORATE NAME BY ANY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, SIGN IN FULL PARTNERSHIP NAME BY AN AUTHORIZED PERSON, GIVING FULL TITLE.
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HAS YOUR ADDRESS CHANGED?  IF SO, COMPLETE BELOW:
NEW ADDRESS:


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CP&L Energy, Inc.
c/o EquiServe Trust Co., N.A.
P.O. Box 9396
Boston, MA 02205-9975

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--------------------------------------    --------------------------------------
           VOTE BY TELEPHONE                          VOTE BY INTERNET
--------------------------------------    --------------------------------------
It's fast, convenient, and immediate!     It's fast, convenient, and your vote is
Call toll free on a Touch-Tone Phone      immediately confirmed and posted.

Follow these four easy steps:             Follow these four easy steps:

1.   Read the accompanying Proxy          1.   Read the accompanying Proxy
     Statement and this Proxy Card.            Statement and this Proxy Card.

2.   Call the toll free number            2.   Go to the Website
     (1-877-779-8683).  For shareholders       http://www.eproxyvote.com/cpl
     residing outside the United States,
     call collect on a touch-tone phone   3.   Enter your Control Number located
     1-201-536-8073. There is NO CHARGE        on this Proxy Card.
     for this call.
                                          4.   Follow the instructions provided.
3.   Enter your Control Number located
     on this Proxy Card.

4.   Follow the recorded instructions.


YOUR VOTE IS IMPORTANT!                   YOUR VOTE IS IMPORTANT!
Call 1-877-779-8683 anytime!              Go to http://www.eproxyvote.com/cpl anytime!

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          DO NOT RETURN THIS PROXY CARD IF YOU ARE VOTING BY TELEPHONE
            OR INTERNET UNLESS YOU INTEND TO REVOKE YOUR PRIOR VOTE.

------DETACH CARD---------------------------------------------DETACH CARD-------


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
 / X /   PLEASE MARK VOTES AS IN                       DIRECTORS RECOMMEND VOTE FOR
         THIS EXAMPLE
                                                                                        For    Against    Abstain
---------------------------------------------
             CP&L ENERGY, INC.                  1.   APPROVAL OF THE ISSUANCE           /  /     /  /       /  /
  (Formerly Carolina Power & Light Company)          OF SHARES OF COMMON STOCK OF
---------------------------------------------        CP&L ENERGY IN CONNECTION
                                                     WITH THE AMENDED AND RESTATED
MARK BOX AT RIGHT IF AN ADDRESS CHANGE               AGREEMENT AND PLAN OF EXCHANGE,
HAS BEEN NOTED ON THE REVERSE SIDE OF                DATED AS OF AUGUST 22, 1999,
THIS CARD.                              /  /         BY AND AMONG CAROLINA POWER &
                                                     LIGHT COMPANY, CP&L ENERGY,
                                                     INC. AND FLORIDA PROGRESS
                                                     CORPORATION.
CONTROL NUMBER:
                                                2.   IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON
                                                     SUCH OTHER BUSINESS THAT IS PROPERLY BROUGHT BEFORE THE MEETING
                                                     OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                                                                                                   ---------------
                                                   Please be sure to sign and date this Proxy.     Date
                                                ------------------------------------------------------------------


                                                ------------------------------------------------------------------
                                                         Shareholder sign here      Co-owner sign here

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